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                                                                 Exhibit 10.3(d)

                    THIRD AMENDMENT TO THE CREDIT AGREEMENT

          THIRD AMENDMENT, dated as of March 2, 1998, among THE BON-TON DEPARTMENT STORES, INC., ADAM, MELDRUM & ANDERSON CO., INC. and THE BON-TON STORES OF LANCASTER, INC. (collectively, the "Borrowers"), the other Credit Parties party to the Credit Agreement referred to below, the Lenders party to such Credit Agreement, BANKBOSTON, N.A. as Collateral Agent and Lender and GENERAL ELECTRIC CAPITAL CORPORATION as Administrative Agent and Lender.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the parties hereto have entered into that certain Credit Agreement, dated as of April 15, 1997 (such Agreement, as amended, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement," and capitalized terms defined therein and not otherwise defined herein are used herein as therein defined); and

          WHEREAS, the Borrowers desire to have the Lenders amend certain provisions of the Credit Agreement; and

          WHEREAS, the Lenders have agreed to such amendment upon the terms and subject to the conditions provided herein;

          NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.  Amendments.  The Lenders, the Agents, the Borrowers and
                      ----------
the other Credit Parties hereby agree to the following amendments to the Credit
Agreement:

          (a) Section 1.5 is hereby amended by adding a Level 0 to the Applicable Margin grids and amending the Interest Coverage Ratio to which Level I is applicable as follows:

               IF INTEREST                                    LEVEL OF
            COVERAGE RATIO IS:                          APPLICABLE MARGINS:
            -----------------                           ------------------

     greater than 4.0:1.0                                    Level 0
     greater than 3.5:1.0 but less than or equal to 4.0:1    Level I

and
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                                  APPLICABLE MARGINS
                                  ------------------

                                         LEVEL 0
                                         -------

            Applicable Revolver           0.00%
            Index Margin

            Applicable Revolver LIBOR     1.50%
            Index Margin

          (b) Section 1.9(b) is hereby amended to read as follows: "As additional compensation for the Lenders, Borrowers agree to pay to Administrative Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee in respect of the Lenders' Commitments in an amount equal to (i) three-eighths of one percent (0.375%) per annum (calculated on the basis of a 360 day year for actual days elapsed) or
(ii) if the Interest Coverage Ratio is greater than 4.0:1:0, one quarter of one percent (0.25%) per annum (calculated on the basis of a 360 day year for actual days elapsed), in each case of the difference between (x) the Maximum Amount and
(y) the average for the period of the daily closing balances of the aggregate Revolving Loan and Swing Line Loan outstanding during the period for which such fee is due."

          (c) Section 6.3 is hereby amended by (i) inserting after clause (vi) the following: ", (vii) Indebtedness consisting of interest rate swap contracts outstanding at any one time to fix up to $50 million of Borrowers' floating rate debt on terms acceptable to the Administrative Agent" and (ii) by replacing "(vii)" with "(viii)".

          (d) The definition of "Fixed Charges" in Annex A is hereby amended by inserting after "Capital Expenditures" the parenthetical "(other than Special Capital Expenditures)".

          (e) Annex A is hereby amended by (i) inserting before the definition of "Specified Properties" the following definition: ""Special Capital
                                                      ---------------
Expenditures" shall mean capital expenditures made with net proceeds derived
------------
from a public offering of common stock by Parent and which is transferred to a Borrower as equity. Special Capital Expenditures shall be designated by Borrower Representative and generally will include store expansions and new stores."

          (f) Paragraph (b) of Annex E is hereby amended by (i) placing a comma at the end clause (i) of the first sentence and deleting the word "and" and (ii) inserting at the end of clause (ii) of the first sentence the following: "and
(iii) a summary of Special Capital Expenditures made during that Fiscal Quarter and

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the proceeds available for Special Capital Expenditures as of the last day of that Fiscal Quarter".

          (g) Paragraphs 2 and 3 of Annex F are hereby amended to read as follows:

          "2. During any calendar year Borrowers shall pay for all costs and expenses of (i) up to two commercial finance field audits conducted by Agents,
(ii) up to one limited-scope Inventory appraisal, conducted by an appraiser selected by Agents and in form and substance satisfactory to Agents, and (iii) up to one full-scope Inventory appraisal, conducted by an appraiser selected by Agents, and in form and substance satisfactory to Agents.

          3. At any time (i) after the occurrence and during the continuance of a Default or an Event of Default, (ii) Net Borrowing Availability is less than $12,500,000, or (iii) the appraised net recovery value is less than 90% of Inventory valued at cost, Borrowers shall pay all costs and expenses in connection with all additional Inventory and commercial field audits conducted by Agents."

          (h) Paragraph (a) of Annex G is hereby amended by (i) inserting the parenthetical "(other than Special Capital Expenditures)" after the phrase "shall not make Capital Expenditures", (ii) changing the reference to "$18,000,000" therein to "$23,000,000" and (iii) changing the reference to "$21,000,000" therein to "$31,000,000".

          SECTION 2.  Conditions to Effectiveness.  This Amendment shall become
                      ---------------------------
effective as of the date hereof when the Agents shall have received counterparts of this Amendment executed by each Borrower, Credit Party, Agent and Lender or, as to the Lenders, advice satisfactory to the Agents that such Lenders have executed this Amendment.

          SECTION 3.  Representations and Warranties.  The Borrowers and other
                      ------------------------------
Credit Parties hereby jointly and severally represent and warrant to the Lenders and the Agents as follows:

          (a) After giving effect to this Amendment, each of the representations and warranties in Section 3 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein not prohibited by the Credit Agreement.

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          (b)  After giving effect to this Amendment, no Default or Event of
Default has occurred and is continuing as of the date hereof.

          (c) The execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary or proper corporate action and do not require the consent or approval of any Person which has not been obtained.

          (d) This Amendment has been duly executed and delivered by each Credit Party and each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Credit Parties, enforceable against them in accordance with its terms.

          SECTION 4.  Reference to and Effect on the Loan Documents.  (a)  Upon
                      ---------------------------------------------
the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement and the other Loan Documents to "this Agreement," "hereunder," "hereof," "herein," or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except to the extent amended hereby, the provisions of the Credit Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agents under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          SECTION 5.  Costs and Expenses.  The Borrowers agree to pay on demand
                      ------------------
all costs, fees and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered pursuant hereto, including the reasonable fees and out-of-pocket expenses of counsel for the Agents with respect thereto.

          SECTION 6.  Execution in Counterparts.  This Amendment may be
                      -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          SECTION 7.  Governing Law.  This Amendment shall be governed by and
                      -------------
construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the date first above written.


          Borrowers:
          ---------

          THE BON-TON DEPARTMENT STORES, INC.


          By: /s/ J H Baireuther
              ------------------------------------
              Name:  James H. Baireuther
              Title: Senior Vice President and CFO

          ADAM, MELDRUM & ANDERSON CO., INC.


          By: /s/ J H Baireuther
              ------------------------------------
             Name:  James H. Baireuther
             Title: Senior Vice President

          THE BON-TON STORES OF LANCASTER, INC.


          By: /s/ J H Baireuther
              ------------------------------------
             Name:  James H. Baireuther
             Title: Senior Vice President

          Other Credit Parties:
          --------------------

          THE BON-TON STORES, INC.


          By: /s/ J H Baireuther
              ------------------------------------
             Name:  James H. Baireuther
             Title: Senior Vice President and CFO

          THE BON-TON CORP.


          By: /s/ J H Baireuther
              ------------------------------------
             Name:  James H. Baireuther
             Title: Treasurer

          THE BON-TON NATIONAL CORP.


          By: /s/ J H Baireuther
              ------------------------------------
             Name:  James H. Baireuther
             Title: Treasurer

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          THE BON-TON TRADE CORP.


           By: /s/ J H Baireuther
              -------------------------------
              Name:  James H. Baireuther
              Title: Treasurer

          Agents and Lenders:
          ------------------

          GENERAL ELECTRIC CAPITAL CORPORATION


          By: /s/ Charles D. Chiodo
              -------------------------------
             Name:  Charles D. Chiodo
             Title: Duly Authorized Signatory

          BANKBOSTON, N.A.


          By: /s/ Robert J. Brandow
              -------------------------------
             Name:  Robert J. Brandow
             Title: Director

          THE CIT GROUP/BUSINESS CREDIT, INC.


           By: /s/ Nicole Cangelosi
              -------------------------------
              Name:  Nicole Cangelosi
              Title: Assistant Secretary

          HELLER FINANCIAL, INC.


           By: /s/ T. Bukowski
              -------------------------------
              Name:  T. Bukowski
              Title: Senior Vice President

          CORESTATES BANK, N.A.


           By: /s/ Jeffrey M. Brusko
              -------------------------------
              Name:  Jeffrey M. Brusko
              Title: Commercial Officer

          MANUFACTURERS AND TRADERS TRUST COMPANY


           By: /s/ C. Gregory Vogelsang
              -------------------------------
              Name:  C. Gregory Vogelsang
              Title: Assistant Vice President

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          FOOTHILL CAPITAL CORPORATION


           By: /s/ Todd W. Colpitts
              -----------------------------------
              Name:  Todd W. Colpitts
              Title: AVP

          SANWA BUSINESS CREDIT CORPORATION


           By: /s/ Peter L. Skavla
              -----------------------------------
              Name:  Peter L. Skavla
              Title: Vice President

          UNION BANK OF CALIFORNIA, N.A.


           By: /s/ Alan Young
              -----------------------------------
              Name:  Alan Young
              Title: Assistant Vice President

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